Exhibit 10.11

Washington Mutual, Inc.

Deferred Compensation Plan

Current Provision	Proposed Amendment
Eligible Employee: Levels 1-5 and all who earned $200,000 in previous year.

Eligible Employee:

•    Levels 1-5 and

•    Top 250 earners based on eligible compensation as of the most recent Sept. 30

•    Once eligible, participants will continue to be eligible as long as eligible earnings are at lease $200,000 as the most recent Sept. 30 payroll data.

Terminated participants may begin receiving distribution at any time.	Participants must receive payments beginning at age 65 unless they remain employed.

Participants may elect to receive distributions any time after termination.	Participants with small balances (less than $10,000) will receive automatic lump sum distributions upon termination.